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                                                                    EXHIBIT 10.7

                              SEVERANCE AGREEMENT
                      IN THE EVENT OF A CHANGE OF CONTROL

      This Severance Agreement (the "Agreement") is made and entered into effective as of February 3, 1999 by and between John S. Ingalls (the "Employee") and Software.com, Inc., a California corporation (the "Company").

                                 R E C I T A L S

A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

C. The Board believes that it is imperative to provide the Employee with certain benefits under certain circumstances upon termination of the Employee's employment in connection with a Change of Control, which benefits are intended to provide the Employee with financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

D. To accomplish the foregoing objectives, the Board has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided herein.

E.   Certain capitalized terms used in the Agreement are defined in Section 3.

F. In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

1.   At-Will Employment. The Company and the Employee acknowledge that the
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Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as
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provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies or other agreements with the Employee at the time of termination (including, without limitation, the offer letter dated February 3, 1999 from the Company to the Employee). This Agreement shall terminate on the fourth anniversary of the date hereof, provided, however, that commencing on the first anniversary of the date hereof
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and on each subsequent anniversary, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Employee shall have given notice not to extend the term, and further provided, however, that if a Change
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of Control occurs during the term of this Agreement, this Agreement shall terminate no earlier than the second anniversary of such Change of Control (or if Section 2(d) applies, the second anniversary of the date through which the Company must continue to employ or retain the Employee pursuant thereto).

2.   Change of Control Benefits.
     --------------------------

     (a) Partial Vesting of Stock Options. If a Change of Control (other than
         --------------------------------
as defined in Section 3(a)(iv)) occurs, then, except as otherwise provided in
Section 2(d), effective as of the date of such Change of Control one-half of the unvested portion of any stock option held by the Employee under the Company's stock option plans shall vest and become immediately exercisable. Vesting pursuant to this Section 2(a) shall occur pro rata with respect to each portion
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of the stock option which would otherwise vest according to the regular vesting schedule of each such stock option.

      (b) Severance. If the Employee's employment is terminated (i) by the
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Company for any reason or (ii) by the Employee as a result of Involuntary
Termination, in each case, at any time during a period beginning two (2) months prior to, and ending twelve (12) months after, a Change of Control, then, (x) the Company shall pay to the Employee a lump sum severance payment, in cash, equal to the Employee's annual base salary and highest possible bonus for the fiscal year in which the termination occurs and (y) except as otherwise provided in Section 2(c) or 2(d), the entire unvested portion of any stock option held by the Employee under the Company's stock option plans shall vest and become immediately exercisable.

      (c) Cash-Out in Lieu of Vesting. If (i) a Change of Control which would
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otherwise result in the vesting of any stock option pursuant to Section 2(b)
occurs prior to the Company having consummated a Qualifying IPO and (ii) upon the exercise of any stock option held by the Employee under the Company's stock option plans after such Change of Control, the Employee would receive something other than Publicly Traded Securities (as defined below) which the Employee would be free to sell without restriction (including, without limitation, any restriction on the timing or manner of sale) simultaneously with such exercise, then, except as otherwise provided in Section 2(d), in lieu of such vesting, the Company shall pay the
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Employee with respect to each stock option held by the Employee under the
Company's stock option plans an amount in cash equal to the product of (x) the amount by which the Change of Control Price exceeds the exercise price of such stock option times (y) the number of shares subject to such stock option. Upon the Employee's receipt of such payment, such stock option shall be cancelled with respect to such number of shares.

      (d) Continued Service in Lieu of Vesting. If (i) prior to entering into
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any agreement providing for any Change of Control which would result in the vesting of any stock option pursuant to Section 2(a) or (b) the Company receives (and delivers to the Employee) a written opinion from the Company's independent auditors to the effect that, but for the vesting of such stock option pursuant to Section 2(a) or (b) (or the cash-out of such option pursuant to Section 2(c)), such Change of Control could be accounted for as a "pooling of interests" business combination and (ii) thereafter such Change of Control is consummated as a "pooling of interests" business combination, then, in lieu of such vesting (or cash-out in lieu of such vesting pursuant to Section 2(c)), the Company shall, (A) in lieu of the application of Section 2(a), continue to employ the Employee as an employee (with compensation and benefits during such period no less favorable than those provided prior to the Change of Control), and (B) in lieu of the application of Section 2(b) (and Section 2(c) if applicable), retain the employee as a consultant (at a consulting fee of not less than $5,000 per month), in each case, continuously through the date on which all stock options held by the Employee under the Company's stock option plans fully vest in accordance with their terms.

3.   Definition of Terms. The following terms referred to in this Agreement
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shall have the following meanings:

     (a)  Change of Control. "Change of Control" shall mean:
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     (i)  the acquisition by any "person" or "group" of persons (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided that "person" shall not include the Company, a subsidiary or a Company employee benefit plan (including any trustee of such plan acting as trustee);

     (ii) a merger or consolidation of the Company with any corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of
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the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

      (iii) the approval by the shareholders of the Company of an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

      (iv) John L. MacFarlane ceasing to serve as Chief Executive Officer of the Company.

      (b)   Change of Control Price "Change of Control Price" shall mean (i) in
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the case of a Change of Control as defined in Section 3(a)(i), an amount equal to the highest consideration paid for a share of Common Stock by the "person" or "group" in acquiring securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, (ii) in the case of a Change of Control as defined in Section 3(a)(ii), an amount equal to the highest consideration paid per share of Common Stock in connection with such merger or consolidation, (iii) in the case of a Change of Control as defined in
Section 3(a)(iii), an amount equal to the highest consideration paid or distributed on a share of Common Stock in connection with such sale or disposition or (iv) in the case of Change of Control as defined in Section 3(a)(iv), an amount equal to the highest consideration paid to the Company for a share of Common Stock in the twelve (12) month period preceding the date John L. MacFarlane ceases to be Chief Executive Officer of the Company. The value of any consideration other than cash paid for or paid or distributed on a share of Common Stock shall be determined in good faith by the Board, whose determination shall be set forth in writing and delivered to the Employee and shall be conclusive for all purposes.

      (c)   Common Stock "Common Stock" means the common stock, no par value, of
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the Company.

      (d)   Involuntary Termination. "Involuntary Termination" shall mean (i)
            -----------------------
without the Employee's express written consent, the assignment to the Employee of any duties, or the removal from or reduction or limitation of the Employee's duties or responsibilities which in either case is inconsistent with the Employee's position, organization level, duties, responsibilities, compensation and status with the Company immediately prior to a Change of Control (or if such reduction or limitation occurs prior to a Change of Control, prior to such reduction or limitation); (ii) without the Employee's express written consent, a substantial reduction of the facilities and perquisites (including office space and location) available to the Employee immediately prior to a Change of Control (or if such reduction occurs prior to a Change of Control, prior to such reduction); (iii) a reduction by the Company in the base salary of
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the Employee as in effect immediately prior to a Change of Control (or if such reduction occurs prior to a Change of Control, prior to such reduction); (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to a Change in Control (or if such reduction occurs prior to a Change of Control, prior to such reduction) with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than twenty (20) miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company; or (vii) the failure of the Company to obtain the assumption of this agreement by any successors as required by Section 5 below.

      (e) Publicly Traded Securities. "Publicly Traded Securities" shall mean
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securities (i) with respect to which the sale to the Employee and, if necessary, the resale by the Employee has been registered under the Securities Act of 1933, as amended, and (ii) which are admitted to trading on the New York Stock
Exchange or another national securities exchange or quoted by the Nasdaq
National Market.

      (f) Qualifying IPO. "Qualifying IPO" shall mean the closing of a firm
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commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public involving an aggregate offering price to the public of not less than $15,000,000 at a per share price for the Common Stock not less than $4.15 per share (subject to adjustment for any subdivisions, combinations or consolidations of the Common Stock from time to time) for the account of the Company.

4.    Certain Additional Payments.
      ---------------------------

      (a) Whether or not the Employee becomes entitled to the Severance Benefits described in Section 2 hereof, if any of the payments or benefits received or to be received by the Employee (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person (as defined below) whose actions result in a Change of Control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment (as defined below), being hereinafter referred to as the "Total Payments") are subject to an excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

      (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total
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Payments shall be treated as "parachute payments" (within the meaning of Section
280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Employee and selected by the accounting firm which was, immediately prior to the Change of Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the Base Amount (as defined in 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee's residence on the date of the termination of employment with the Company (or if the Employee remains employed by the Company, then the date on which the Gross-Up Payment is calculated for purposes of this Section 4), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

      (c) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Employee shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Employee, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Employee's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Employee with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Employee and the Company shall each reasonably cooperate with the other in connection with any ad-
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ministrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

      (d) For purposes of this Section 4, "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof.

5.    Successors.
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      (a) Company's Successors. Any successor to the Company (whether direct or
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indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

      (b) Employee's Successors. The terms of this Agreement and all rights of
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the Employee hereunder shall inure to the benefit of, and be enforceable by, the
Employee's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

6.    Notice. Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address from which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary. Any termination of employment by the Company or the Employee shall be communicated by a notice of termination given in accordance with this section. Such notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).

7.    Miscellaneous Provisions.
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      (a) Waiver. No provision of this Agreement shall be modified, waived or
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discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any
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condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

      (b) Whole Agreement. This agreement is intended to supplement and not
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replace any existing agreement between the Employee and the Company. However, no agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

      (c) Choice of Law. The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California.

      (d) Severability. The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

      (e) Arbitration. Any dispute or controversy arising under or in connection
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with this Agreement shall be settled exclusively by arbitration in Santa
Barbara, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

      (f) Reimbursement of Expenses. The Company shall reimburse the Employee
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for all legal fees and expenses incurred by the Employee in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such reimbursement shall be made within five (5) business days after delivery of the Employee's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

      (g) Counterparts. This Agreement may be executed in counterparts, each of
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which shall be deemed an original, but all of which together will constitute one and the same instrument.
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      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


EMPLOYEE: /s/ John S. Ingalls              SOFTWARE.COM, INC.
          -----------------------
                                           By: _________________________

DATE: March 1, 1999                        Title:_______________________

                                           Date: March 1, 1999